Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Increases Second Quarter Dividend 50%

Dunmore, Pa., April 20, 2017/AccessWire/—On April 19, 2017, the Board of Directors of FNCB Bancorp, Inc. (OTCQX:FNCB) declared a dividend of $0.03 per share for the second quarter of 2017, representing a 50.0% increase over the $0.02 per share dividend declared for the same quarter of 2016. Year-to-date dividends declared total $0.06 per share in 2017, an increase of $0.02 per share, or 50.0%, compared to $0.04 per share in 2016. The second quarter dividend is payable on June 15, 2017 to shareholders of record as of June 1, 2017.

About FNCB Bancorp, Inc.:

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank, which provides personal, small business and commercial banking services to individuals and businesses throughout Northeastern Pennsylvania through its 19 branch offices and Allentown-based Limited Purpose Office. The institution was established as a National Banking Association in 1910 as The First National Bank of Dunmore, and had been operating under the name First National Community Bank from 1988 through June 2016. Effective June 30, 2016, the institution changed its name to FNCB Bank upon its conversion from a national charter to a Pennsylvania state charter. For more information about 5-Star rated FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in FNCB’s filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications by FNCB, which are made in good faith by FNCB pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond FNCB’s control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in FNCB’s markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business; the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon FNCB’s information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2016.